Exhibit 99.1

Ondas Receives $8.0 Million Purchase Order for Iron Drone Raider Systems from Major Military Customer for Aerial Protection Against Hostile Drones

Marks largest order ever for the Iron Drone Raider systems and a significant milestone in Ondas Autonomous Systems Inc (OAS) business unit’s expansion

Anticipating further growth with military and security customers worldwide, as Iron Drone’s capabilities are utilized and demonstrated in live security operations through this purchase order

Ondas believes the Iron Drone Raider system is one of the most innovative and promising technologies in the counter-drone market, featuring autonomous capabilities and cost-effective interception with minimal collateral damage

MARLBOROUGH, MA / September 9, 2024 / Ondas Holdings Inc. (NASDAQ:ONDS) (“Ondas” or the “Company”), a leading provider of private industrial wireless networks and commercial drone and automated data solutions, announced today the receipt of an $8.0 million purchase order directly from a major military customer to supply multiple Iron Drone Raider systems. The order includes Raider systems, associated elements and infrastructure, and supporting services for aerial protection against hostile drones. This is the first major order for the Iron Drone Raider system intended for live security operations, marking a significant milestone in the expansion of Ondas into defense markets. Ondas is anticipating further growth with military and security customers worldwide.

“We are thrilled to achieve this significant milestone as we prepare to support live security operations with our Iron Drone Raider platform,” said Eric Brock, Chairman and CEO of Ondas and OAS. “The Raider has been architected to meet the highest military requirements for ‘hard kill’ counter-drone mitigation, with autonomous capabilities that ensure persistent availability and reliable, precise operations. Protecting the low skies from vulnerability to hostile drones is a priority that military and homeland security officials across the world are urgently seeking solutions to address. The Iron Drone platform is positioned to capture this ‘white space’ in what we see as a large, and rapidly growing market.”

“Moreover, OAS believes successful execution of initial live operations will lead to additional orders as counter-drone infrastructure is deployed across more critical locations. In addition, we believe our Optimus platform is also well positioned to capture opportunities as an aerial security tool to protect and secure critical government and military locations. As we deliver against these opportunities, we see the global defense market opening for both of our platforms,” Brock concluded.

The global market for counter-drone applications was approximately $1.6 billion in 2023 and is expected to expand at a 27.8% CAGR to $14.9 billion by 2032, according to Beyond Market Insights. Ondas believes that demand for counter-UAS capabilities is currently being generated by government customers, with defense and homeland security applications driving the majority of spending for the protection of borders, populations and critical government locations. As both hostile drone threats and civil aviation regulations evolve, Ondas believes non-defense and commercial markets will also demonstrate significant end market growth to protect critical infrastructure and industrial assets. Ondas is currently building manufacturing capacity to support adoption of the Iron Drone Raider in the rapidly growing market for counter-drone solutions.

Ondas believes that almost every national security organization worldwide that is involved in protecting and securing borders, critical infrastructure and populated areas is seeking solutions to mitigate security threats including those posed by hostile drone attacks. With a portfolio of autonomous aerial security solutions, including the Iron Drone Raider counter-drone platform, Ondas is responding to this growing demand, offering revolutionary technology and unmatched operational readiness. The ongoing conflicts and events worldwide underscore the growing threat posed by small, hostile drones, which are increasingly used for aerial surveillance and kamikaze attacks. Various countermeasures, such as jamming GPS signals or manually controlling radio communications, can neutralize some drones. However, drones operating autonomously or without communications can only be stopped through physical interception or shooting, which are not always feasible and can cause dangerous collateral damage.

The Raider drone launches from a designated protected storage pod. This pod can host 1 – 3 drones, keeping the Raider drones “hot” and ready for a quick deployment. System readiness and rapid response is essential as the interception window of opportunity is typically limited. During the flight, the Raider uses integrated on-board sensors to locate, track and hunt the hostile drone supported by the integration of on-drone advanced AI-based intelligence. Ondas has made significant investments in training the Raider algorithms to recognize different types of drones under various operational conditions. Once positioned for mitigation, the Raider intercepts the target drone via operator command by deploying a designated ballistic net. The net can be outfitted with a parachute to reduce collateral damage if operating in densely populated areas. Deploying Iron Drone systems is a cost-effective solution compared to deploying manual or automated machine guns, missiles, helicopters, and expensive laser systems, which may not always be safe, economical, or even applicable as they can cause more collateral damage than the hostile drone itself.

About Ondas Holdings Inc.

Ondas Holdings Inc. (“Ondas”) is a leading provider of private wireless data solutions via Ondas Networks Inc. (“Ondas Networks”) and commercial drone solutions through Ondas Autonomous Systems Inc. via its wholly owned subsidiaries American Robotics, Inc. (“American Robotics” or “AR”) and Airobotics LTD (“Airobotics”), which we operate as a separate business unit called Ondas Autonomous Systems.

Ondas Networks is a developer of proprietary, software-based wireless broadband technology for large established and emerging commercial and government markets. Ondas Networks’ standards-based (802.16s), multi-patented, software-defined radio FullMAX platform enables Mission-Critical IoT (MC-IoT) applications by overcoming the bandwidth limitations of today’s legacy private licensed wireless networks. Ondas Networks’ customer end markets include railroads, utilities, oil and gas, transportation, aviation (including drone operators) and government entities whose demands span a wide range of mission critical applications.

Our Ondas Autonomous Systems business unit designs, develops, and markets autonomous drone solutions via the Optimus System™ - the world’s first FAA certified small UAS (sUAS) developed for aerial security and data capture and the Iron Drone Raider™, a counter-drone system designed to protect from the growing threat of hostile drones. The Optimus and Iron Drone Raider platforms are highly automated, AI-powered drone systems capable of continuous, remote operation and are marketed as “drone-in-a-box” turnkey security and data solution. They are deployed for critical defense, industrial and government applications where security, data and information collection and processing are required. American Robotics and Airobotics have industry leading regulatory successes which include a first of its kind FAA Type Certification for the Optimus System and having the first drone system approved by the FAA for automated operation beyond-visual-line-of-sight (BVLOS) without a human operator on-site.

Ondas Networks, American Robotics and Airobotics together provide users in defense, homeland security, public safety and other critical industrial and government security and infrastructure markets with improved connectivity, situational awareness and data collection and information processing capabilities. For additional information on Ondas Holdings, visit www.ondas.com or follow Ondas Holdings on X formerly known as Twitter and LinkedIn. For additional information on Ondas Networks, visit www.ondasnetworks.com or follow Ondas Networks on X and LinkedIn. For additional information on American Robotics, visit www.american-robotics.com or follow American Robotics on X and LinkedIn. For additional information on Airobotics, visit www.airoboticsdrones.com or follow Airobotics on X and LinkedIn.

Information on our websites and social media platforms is not incorporated by reference in this release or in any of our filings with the U.S. Securities and Exchange Commission.

Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including the risks discussed under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly Reports on Form 10-Q and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Contacts

IR Contact for Ondas Holdings Inc.

888.350.9994
ir@ondas.com

Media Contact for Ondas

Preston Grimes
Marketing Manager, Ondas Holdings Inc.
preston.grimes@ondas.com

3